Exhibit (c)(7)

Project Rose

Presentation to the Special Committee and Board of Directors

February 4, 2011

Disclaimer

The accompanying material was compiled on a confidential basis for use by the Special Committee of the Board of Directors of Wesco Financial Corporation (“Wesco”) in evaluating the proposed transaction described herein. This material is not intended to and may not provide the sole basis for evaluating the proposed transaction, does not purport to contain all information that may be required and should not be considered a recommendation with respect to the transaction. This material was prepared for a specific use by specific persons and was not prepared to conform with any disclosure standards under securities laws or otherwise. These materials do not constitute and are not intended to be a recommendation to any person or entity as to whether to acquire or dispose of or take any action in respect of any securities of Wesco, Berkshire Hathaway Inc. or any other person. Nothing contained in the accompanying material is, or shall be relied upon as, a promise or representation as to the past, the present or the future. No representation or warranty, express or implied, is made in relation to the accuracy or completeness of any of the information presented herein or its suitability for any particular purpose.

Greenhill & Co., LLC (“Greenhill”) does not undertake any obligation to update or revise the accompanying material.

In preparing these analyses, Greenhill has relied on publicly available information and other information provided to it by Wesco and/or other potential transaction participants and their representatives and has assumed, without independent verification, the accuracy and completeness of all such information, and it should be understood that any estimates and/or projections contained in the accompanying material were prepared or derived from information supplied by Wesco and public sources without the assumption by Greenhill of responsibility for any independent verification thereof. Accordingly, neither Greenhill nor any of its respective officers, directors, employees, affiliates, advisors, agents or representatives warrants the accuracy or completeness of any such information, including, without limitation, the accuracy or achievability of any such estimates and/or projections. Actual results may vary from such estimates or projections and such variations may be material.

The accompanying material does not constitute tax, accounting, legal or regulatory advice. This material must not be used for any purpose or copied, reproduced, distributed or passed to others at any time without the prior written consent of Greenhill.

1. Overview of the Proposed Transaction

2. Outlook for Wesco as a Standalone Company

3. Valuation of Wesco

4. Berkshire Class B Share Considerations

Overview of the Proposed Transaction

Key Terms

Merger Consideration (1)

•	Estimate for shareholders’ equity as of closing comprised of:
•	$386.55 estimate as of 1/31/2011 (2); plus
•	$0.99 of estimated monthly earnings (prorated on a daily basis for any partial month); less
•	$0.21 of remaining estimated after-tax transaction expenses; less (3)
•	$0.42 for each subsequent quarterly dividend, if any
•	Change in unrealized gains and realized gains on Wesco’s common equity portfolio from 1/31/2011 to the Determination Date (4)
•	Determined based on a 20-day VWAP ending 2 days prior to the special meeting (the “Determination Date”)
•	$1.23 change between 1/31/2011 and 2/3/2011

Overview of the Proposed Transaction (cont’d)

Illustrative Estimate of Merger Consideration

Estimate for forward shareholders’ equity is based on a reference date as of 1/31/2011

Estimated Per-Share Shareholders’ Equity as of 12/31/2010 and 1/31/2011

$0.99

$388.45

$386.55

($2.47 ) ($0.42)

Greenhill has assumed a 4/30/2011E closing date for purposes of our analysis Analysis assumes $6.5 million of total pre-tax transaction expenses, including the $4.2 million expensed and accrued by Wesco as of 12/31/2010 and reflected in 12/31/2010 shareholders’ equity

12/31/2010E Shareholders’ Equity(1)

Estimated Earnings Value per Share for 1/2011

After-Tax Change in Unrealized Gains From 12/31/2010 to 1/31/2011

Dividend Declared 1/20/2011 and Payable 3/3/2011

1/31/2011E Shareholders’ Equity(2)

Estimated Merger Consideration at Illustrative Closing Dates (3)

$390.54

4/30/2011E

$391.52

5/31/2011E

$392.09

6/30/2011E (4)

Note: Analysis assumes tax rate of 35.0%

(1) Per Wesco management. Includes total pre-tax transaction expenses of $4.2 million expensed and accrued by Wesco as of 12/31/2010

(2) Represents per share shareholders’ equity of $388.45 as of 12/31/2010 (includes total pre-tax expenses of $4.2 million expensed and accrued by Wesco as of 12/31/2010), plus Estimated

Earnings Value per Share of $0.99 for 1/2011, less the change in after-tax unrealized gains of $2.47 per share on Wesco’s common equity portfolio (including GS warrants) from

12/31/2010 through 1/31/2011, less dividend of $0.42 declared on 1/20/2011 and payable on 3/3/2011

(3) Assumes estimated closing date as indicated. Represents 1/31/2011E per-share shareholders’ equity of $386.55 per Berkshire management, plus Estimated Earnings Value per Share of

$0.99 per month from 2/1/2011 through the special meeting, plus the change in after-tax unrealized gains of $1.23 per share on Wesco’s common equity portfolio (including GS Warrants)

between 1/31/2011 and 2/3/2011 (using 3-day VWAP for each security from 2/1/2011 to 2/3/2011), less remaining estimated after-tax transaction expenses of $0.21 per share (assumes total pre-tax transaction expenses of $6.5 million less the $4.2 million expensed and accrued by Wesco as of 12/31/2010). Excludes any further change in after-tax unrealized gains on

Wesco’s common equity portfolio (including GS Warrants) between 2/3/2011 and the Determination Date (i.e., 2 days prior to the special meeting). GS Warrants valued as of 2/3/2011 using intrinsic value methodology (i.e., share price less strike price) using 3-day VWAP for GS stock from 2/1/2011 to 2/3/2011

(4)	Assumes dividend of $0.42 per share paid in 6/2011

Overview of the Proposed Transaction (cont'd)

Summary Transaction Valuation and Implied Premiums

	Summary Transaction Metrics		
Implied Valuation	**Merger Consideration (Assuming a 4/30/2011E Closing Date)** [1]		**$390.54**
	Publicly-Traded Shares Outstanding (millions)		1.42
	19.9% Minority Interest [2] **($ in millions)**		**$553.3**
	Implied Valuation Multiples at Merger Consideration	**Value Per Share**	**Multiple**
	Merger Consideration as a Multiple of:		
	Estimated Closing Book Value [1]	$390.54	1.00x
	1/31/2011E Book Value [3]	386.55	1.01x
	1/31/2011E Tangible Book Value	346.18	1.13x
	9/30/2010 Book Value	363.69	1.07x
	9/30/2010 Tangible Book Value	323.31	1.21x
	LTM [4] Earnings Per Share	10.19	38.3x
Implied Premium to Unaffected Price	**Unaffected Date**	**Unaffected Price**	**Premium**
	1-Day Prior to Public Announcement of Berkshire Proposal	$324.75	*20.3%*
	1-Week Prior to Public Announcement of Berkshire Proposal	326.00	*19.8%*

(1) Assumes estimated closing date as indicated. Represents 1/31/2011E per-share shareholders' equity of $386.55 per Berkshire management, plus Estimated Earnings Value per Share of $0.99 per month from 2/1/2011 through the special meeting, plus the change in after-tax unrealized gains of $1.23 per share on Wesco's common equity portfolio (including GS Warrants) between 1/31/2011 and 2/3/2011 (using 3-day VWAP for each security from 2/1/2011 to 2/3/2011), less remaining estimated after-tax transaction expenses of $0.21 per share (assumes total pre-tax transaction expenses of $6.5 million less the $4.2 million expensed and accrued by Wesco as of 12/31/2010). Excludes any further change in after-tax unrealized gains on Wesco's common equity portfolio (including GS Warrants) between 2/3/2011 and the Determination Date (i.e., 2 days prior to the special meeting). GS Warrants valued as of 2/3/2011 using intrinsic value methodology (i.e., share price less strike price) using 3-day VWAP for GS stock from 2/1/2011 to 2/3/2011
(2) Includes shares owned by Cascade Investment, L.L.C.
(3) Represents per share shareholders' equity of $388.45 as of 12/31/2010 (includes total pre-tax expenses of $4.2 million expensed and accrued by Wesco as of 12/31/2010), plus Estimated Earnings Value per Share of $0.99 for 1/2011, less the change in after-tax unrealized gains of $2.47 per share on Wesco's common equity portfolio (including GS warrants) from 12/31/2010 through 1/31/2011, less dividend of $0.42 declared on 1/20/2011 and payable on 3/3/2011
(4) As of 9/30/2010

Greenhill
6

1. Overview of the Proposed Transaction

2. Outlook for Wesco as a Standalone Company

3. Valuation of Wesco

4. Berkshire Class B Share Considerations

Wesco’s Prospects as a Standalone Company

Wesco is controlled by Berkshire Berkshire has stated its intent not to sell its 80.1% interest to a third party As a result, a control premium is unlikely for Wesco’s publicly-traded shares

Management

Wesco does not have an independent management team

Insurance business is sourced and managed by National Indemnity Company No succession plan exists for Chairman and CEO Charlie Munger

Insurance Business

87%(1) of insurance business is derived from Wesco’s participation in National Indemnity’s quota share agreement with Swiss Re According to Berkshire, Swiss Re is unlikely to renew its agreement (expiring in 2012) Berkshire is uncertain how much future insurance business will be allocated to Wesco Berkshire expects to have more than sufficient capital to absorb its business opportunities without Wesco Attributable to soft pricing environment globally for insurers

Non-Insurance Businesses

CORT has been unprofitable for 7 of the 10 years it has been owned by Wesco and its future prospects are likely to be negatively impacted by online competition

Precision Steel is a small player in a highly fragmented market that contributes negligibly to Wesco as a whole

MS Property is a real estate portfolio with its primary value in a commercial office building and a luxury condo building

The condo building was built at the peak of the market and Wesco is unlikely to recover its investment for some time

Investment Portfolio

Wesco’s $2.5(2) billion investment portfolio is managed by Berkshire

Several investment opportunities (Goldman Sachs, Wm. Wrigley) were sourced from Berkshire It is uncertain what investment opportunities Berkshire will allocate to Wesco going forward

(1)	Based on proportion of total net premiums written for the nine-month period ending 9/30/2010

(2) Wesco common equity portfolio (including GS Warrants) as of 1/31/2011. Includes Goldman Sachs Preferred Stock and securities with fixed maturities at carrying value as of 9/30/2010

Impact of Swiss Re’s P&C Combined Ratios

Sell-side analysts are forecasting Swiss Re’s combined ratios to increase going forward

A combined ratio in excess of 100% will result in a net underwriting loss

101.9%

97.9%

96.6%

94.0% 94.0%

88.3%

2008A 2009A 2008A 2009A 2010E 2010E-2012E Average

Wes-FIC Actual

Combined Ratio (1)

Swiss Re P&C Actual and

Projected Combined Ratio (2)

Note: Combined ratios are calculated as the sum of the loss ratio (insured losses incurred divided by premiums) plus the expense ratio (acquisition and underwriting expenses divided by premiums) (1) Source: Wes-FIC management (2) Source: Historical data from company filings. Projected data based upon median estimates of sell-side analyst research consisting of: JP Morgan (1/6/2011), Citigroup (11/15/2010) and Deutsche Bank (11/05/2010)

Analysts Expect Challenging Conditions to Continue for Global Insurers

Synopsis

Excess supply indicates that a hard market is not likely in the near term

“Industry surplus declines during the financial crisis have been more than replenished and capacity is now outstripping demand. While we reject the notion that a hard market is required in order to see meaningful out performance in these stocks, this soft market is different, in our view, as low interest rates cannot provide investment income to mask poor underwriting results”

Citigroup, 12/20/2010

P&C multiples are expected to remain depressed

“Normally, we value insurers using a price-to-book metric. Facing both underwriting and investment challenges, we expect valuations to be bound to book value and perhaps even trade below it for the foreseeable future”

Deutsche Bank, 1/21/2011

There are few signs of potential earnings drivers

“Looking forward, however, we are skeptical of the industry’s ability to rely on reserve releases to drive earnings. More specifically, from a balance sheet perspective, higher interest rates (coupled with a slight negative FX translation for international companies) should more than offset equity market gains”

JP Morgan, 1/5/2011

Excess supply is placing

continuous pressure on earnings

and ROE

“We see cheap stocks but few reasons to be positive on the group as a whole. Continued excess supply of capital has kept pressure on premium rates. Since the end of 2009, reinsurance industry capital has increased by approximately 10% and now stands at ~$442B, despite the record 1H10 catastrophe activity”

Citigroup, 12/20/2010

Wesco vs. Berkshire Class B Performance

Based on Growth in Book Value Per Share and Dividends

Quarterly Growth in Book Value per Share and Shareholder Dividends (1)

600%

Wesco

Berkshire

550%

Absolute Increase

244.9%

549.5%

549.5%

14.25-Year CAGR in BVPS

6.5%

12.7%

14.25-Year CAGR in Sum of BVPS and Dividends

6.9%

12.7%

500%

450%

400%

350%

300%

250%

244.9%

200%

150%

100%

1996

1997 1998 1999 2000 2001 2002

2003

2004 2005 2006

2007

2008

2009

2010

Wesco

Berkshire

(1)	Measures increase in sum of book value per share and dividends from Q2 1996 to Q3 2010 Source: SNL Financial

1. Overview of the Proposed Transaction

2. Outlook for Wesco as a Standalone Company

3. Valuation of Wesco

4. Berkshire Class B Share Considerations

Valuation of Wesco

Description of Greenhill’s Analyses

Description

Market Trading History

Reviewed public market trading performance of Wesco’s common stock

Performance over period prior to public announcement of Berkshire proposal

Performance following public announcement of Berkshire proposal

Evaluated historical price-to-book value multiples of Wesco and comparable companies

Calculated as the sum of:

An estimated value for each of Wesco’s four businesses (Wes-FIC, CORT, Precision Steel and MS Property); and

The shareholders’ equity of Wesco’s two holding companies

Calculated by multiplying:

Wesco’s Unaffected Price (closing stock price as of 8/25/2010); and

A selected range of premiums to the Unaffected Price

Premiums based on a review of premiums paid in relevant minority buyout transactions

Sum-of-the-Parts Valuation

Premiums Paid Analysis

Note: Valuations under each methodology are presented on an aggregate and per share basis

Valuation Summary

Market Trading History (1)

Sum-of-the-Parts Valuation

Premiums Paid Analysis (15%—25% Over Unaffected Price)

Merger Consideration

Unaffected Price

($324.75)

Valuation Range – Equity Value

($ in millions)

Implied Multiple to

Reported GAAP Equity:

$2,349.5

$2,563.1

9/30/2010

0.91x

0.99x

Illustrative 4/30/2011E

0.84x

0.92x

Implied Multiple to

Reported GAAP Equity:

$2,427.6

$2,758.6

9/30/2010

0.94x

1.07x

Illustrative 4/30/2011E

0.87x

0.99x

Implied Multiple to

$2,659.0

$2,890.2

Reported GAAP Equity:

9/30/2010

1.03x

1.12x

Illustrative 4/30/2011E

0.96x

1.04x

$2,780.6

$2,312.2

$2,000

$2,250 $2,500

$2,750

$3,000

Valuation Range – Per Share Value

$330.00

$360.00

$340.97

$387.46

$373.46

$405.94

$390.54

$324.75

$280.91 $316.02 $351.13 $386.25 $421.36

(13.5%)

(2.7%)

8.1%

18.9%

29.7%

Premium / (Discount) to Unaffected Price

Merger Consideration

($390.54 per share) (2)

(1) Based on historical trading performance of Wesco common stock over last five years (based on VWAP during period ending 8/25/2010 ranging from one month to five years) (2) Assumes estimated closing date of 4/30/2011. Represents 1/31/2011E per-share shareholders’ equity of $386.55 per Berkshire management, plus Estimated Earnings Value per Share of $0.99 per month from 2/1/2011 through the special meeting, plus the change in after-tax unrealized gains of $1.23 per share on Wesco’s common equity portfolio (including GS Warrants) between 1/31/2011 and 2/3/2011 (using 3-day VWAP for each security from 2/1/2011 to 2/3/2011), less remaining estimated after-tax transaction expenses of $0.21 per share (assumes total pre-tax transaction expenses of $6.5 million less the $4.2 million expensed and accrued by Wesco as of 12/31/2010). Excludes any further change in after-tax unrealized gains on Wesco’s common equity portfolio (including GS Warrants) between 2/3/2011 and the Determination Date (i.e., 2 days prior to the special meeting). GS Warrants valued as of 2/3/2011 using intrinsic value methodology (i.e., share price less strike price) using 3-day VWAP for GS stock from 2/1/2011 to 2/3/2011

Wesco Historical Stock Price Performance

10 Years Prior to Public Announcement of Berkshire Proposal (8/26/2000 to 8/25/2010)

Current Price:	**$380.17**
VWAP since Offer:	**$364.82**
Unaffected Price:	**$324.75**

Period Prior to Offer Date	VWAP
1 Month	$336.08
3 Months	$335.84
6 Months	$353.27
1 Year	$345.57
3 Years	$338.06
5 Years	$354.92



Share Price
Volume (000's)
$500.00
$450.00
$400.00
$350.00
$300.00
$250.00
$200.00
50
40
30
20
10
0
Merger Consideration
($390.54 per share) (1)
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
Volume
Wesco Stock Price

(1) Assumes estimated closing date of 4/30/2011. Represents 1/31/2011E per-share shareholders' equity of $386.55 per Berkshire management, plus Estimated Earnings Value per Share of $0.99 per month from 2/1/2011 through the special meeting, plus the change in after-tax unrealized gains of $1.23 per share on Wesco's common equity portfolio (including GS Warrants) between 1/31/2011 and 2/3/2011 (using 3-day VWAP for each security from 2/1/2011 to 2/3/2011), less remaining estimated after-tax transaction expenses of $0.21 per share (assumes total pre-tax transaction expenses of $6.5 million less the $4.2 million expensed and accrued by Wesco as of 12/31/2010). Excludes any further change in after-tax unrealized gains on Wesco's common equity portfolio (including GS Warrants) between 2/3/2011 and the Determination Date (i.e., 2 days prior to the special meeting). GS Warrants valued as of 2/3/2011 using intrinsic value methodology (i.e., share price less strike price) using 3-day VWAP for GS stock from 2/1/2011 to 2/3/2011

Source: FactSet

Greenhill
15

Wesco Historical Price-to-Reported Book Multiples

Comparison to Berkshire Class B and Reinsurance Composite

Wesco common stock has traded, on average, at or around book value in the past 3 years

Pre-Offer Price-to-

Reported Book

Average as of 8/26/10

1-Year 3-Year 10-Year

Wesco 0.98x 1.01x 1.14x

Reinsurance 0.85x 0.94x 1.32x

Composite

Berkshire 1.33x 1.45x 1.60x

Class B

Post-Offer Price-to-

Reported Book

Current Average

as of Since

2/03/11 8/26/10

Wesco 1.05x 1.02x

Reinsurance 0.83x 0.82x

Composite

Berkshire 1.37x 1.37x

Class B

Price / Reported Book Multiple

Berkshire Proposal (8/26/2010)

2.40x 2.00x 1.60x 1.20x 0.80x 0.40x 0.00x

1.37x

1.05x

0.83x

2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010

Wesco

Reinsurance Composite

Berkshire Class B

Note: Reinsurance Composite includes Alterra Capital, Aspen Insurance Holdings, Axis Capital, Endurance Specialty Holdings, Everest Re, Montpelier Re, PartnerRe, Platinum Underwriters, RenaissanceRe and Transatlantic Holdings Source: FactSet

16

Sum-of-the-Parts Valuation Analysis(1)

Greenhill has formed a view on a sum-of-the-parts valuation based on the sum of the individual valuations for each Wesco business

A consolidating adjustment is then made to reflect the shareholders' equity of the parent and intermediate holding companies

Per share amounts calculated using 7,119,807 share count as of 9/30/2010

- Insurance
- Furniture
- Steel
- Real Estate
- Holding Companies

($ in millions, except per share data)

		Total Equity Value		Per Share Value		Valuation Methodologies
		Low	High	Low	High	
Wes-FIC		**$2,600 -**	**$2,850**	**$365.18 -**	**$400.29**	Trading Valuation Additional Value Adjustments
CORT	Enterprise Value	350	425			
	(-) Net Debt (4)	(380)	(380)			Trading Valuation
	Equity Value	**(30) -**	**45**	**(4.22) -**	**6.31**	DCF
Precision Steel	Enterprise Value	27	33			
	(+) Net Cash (5)	30	30			Trading Valuation
	Equity Value	**57 -**	**63**	**7.94 -**	**8.78**	Precedent Transactions
MS Property (2)	Enterprise Value	72	72			
	(-) Net Debt (6)	(56)	(56)			
	Equity Value	**16 -**	**16**	**2.20 -**	**2.20**	Third-Party Appraisal
Consolidating Adjustments (3)		**(214) -**	**(214)**	**(30.13) -**	**(30.13)**	
Total (1)		**$2,428 -**	**$2,759**	**$340.97 -**	**$387.46**	

Note: Analysis assumes tax rate of 35.0%

(1) Includes change in after-tax unrealized gains of $149.8 on Wesco's common equity portfolio (including GS Warrants) between 9/30/2010 and 2/3/2011, but excludes any further change in after-tax unrealized gains on Wesco's common equity portfolio (including GS Warrants) between 2/3/2011 and the Determination Date (i.e., 2 days prior to the special meeting)
(2) Assumes value of MS Property to be equivalent to appraised value of $72.0 provided by Cushman & Wakefield as of 12/10/2010
(3) Includes Midwest shareholders' equity of $113.7 and Retained Loss & Capitalized Interest at HoldCo Plus Other Adjustments of $(328.2) as of 9/30/2010
(4) Net debt of $380.1 includes intercompany payable of $333.1, third-party notes payable of $49.3 and cash and equivalents of $2.4 as of 9/30/2010
(5) Net cash of $29.5 includes cash and cash equivalents of $25.5 as of 9/30/2010 and includes a $4.0 after-tax change in the unrealized gain position of the Wells Fargo common stock held by Precision Steel from 9/30/2010 to 2/3/2011
(6) Net debt of $56.4 includes intercompany payable of $56.7 and cash and equivalents of $0.4 as of 9/30/2010

Greenhill

17

Premiums Paid Valuation Analysis

Data Set Based on:			Minority Buyout Premiums (1)				
			Number of Transactions	1-Day		1-Week	
				Mean	Median	Mean	Median
	Size / Location Characteristics	U.S. Targets (2)	39	30.2%	23.5%	32.8%	26.0%
	Size / Location Characteristics	U.S. Targets with Less Than 25% of Shares Publicly Traded (3)	14	19.7%	15.6%	23.1%	20.3%
	Industry Characteristics	Insurance Targets (4)	13	23.8%	22.6%	28.8%	29.2%
	Industry Characteristics	Insurance Targets with Less Than 25% of Shares Publicly Traded (5)	6	19.1%	18.0%	27.1%	25.3%

Premiums to Indicated Wesco Share Price	Implied Equity Value Per Share	
	Unaffected Price	1-Week
0%	$324.75	$326.00
5%	340.99	342.30
10%	357.23	358.60
15%	373.46	374.90
20%	389.70	391.20
25%	405.94	407.50
30%	422.18	423.80

(1) Expressed as a percentage premium to share price one day and one week prior to announcement
(2) Data set consists of minority buyout transactions with transaction values between $100 million and $1 billion since 2000, involving U.S. targets
(3) Data set consists of minority buyout transactions with transaction values between $100 million and $1 billion since 2000, involving U.S. targets with less than 25% of shares publicly traded
(4) Data set consists of insurance minority buyout transactions since 2000 globally
(5) Data set consists of insurance minority buyout transactions since 2000 globally, involving targets with less than 25% of shares publicly traded
Source: Company filings, Thomson, Capital IQ, FactSet

Greenhill
18

Precedent Minority Buyout Transactions

All U.S. Targets

Greenhill has evaluated precedent data on premiums paid in precedent minority buyout transactions

Minority buyout transactions with transaction values between $100 million and $1 billion since 2000, involving U.S. targets

Minority buyout transactions with transaction values between $100 million and $1 billion since 2000, involving U.S. targets with less than 25% of shares publicly traded

Offers for U.S. Targets (1)

Offers for U.S. Targets with

Less Than 25% of Shares Publicly Traded (2)

Number of Deals = 39 Number of Deals = 14

Premium

1 Day 1 Week 1 Day 1 Week

Mean 30.2% 32.8% Mean 19.7% 23.1%

Median 23.5% 26.0% Median 15.6% 20.3%

(1) Data set consists of minority buyout transactions with transaction values between $100 million and $1 billion since 2000, involving U.S. targets (2) Data set consists of minority buyout transactions with transaction values between $100 million and $1 billion since 2000, involving U.S. targets with less than 25% of shares publicly traded Source: Company filings, Thomson, Capital IQ, FactSet

Precedent Minority Buyout Transactions

Insurance Targets

($ in millions, except per share data)

Date Annc'd	Target Name	Acquiror Name	% of Shares Acq.	Value of Transaction ($mil)	Price / Book	Price	Premium 1 Day	Premium 1 Week
10/29/2010	CNA Surety (1)	CNA Financial Corporation	38.2%	$ 373	0.94x	n.a.	n.a.	n.a.
09/04/2009	Odyssey Re Holdings Corp	Fairfax Financial Holdings	24.4%	1,055	1.25x	$ 65.00	29.4%	29.7%
12/01/2008	Northbridge Financial Corp	Fairfax Financial Holdings	36.9%	554	1.06x	31.51	21.0%	27.0%
03/10/2008	Nationwide Financial Services	Nationwide Mutual Insurance Co	35.7%	2,450	1.44x	52.25	37.8%	28.7%
07/17/2007	Alfa Corp	Investor Group	47.3%	890	2.00x	22.00	44.7%	44.9%
02/22/2007	Great American Financial	American Financial Group Inc	24.4%	245	1.12x	24.50	13.2%	15.0%
01/24/2007	21st Century Insurance	AIG	39.2%	807	2.12x	22.00	32.6%	34.2%
03/21/2006	Erie Family Life Insurance	Erie Indemnity Co	24.9%	75	1.18x	32.00	17.4%	17.4%
03/18/2002	MEEMIC Holdings	ProAssurance Corp	15.7%	35	1.20x	29.00	11.5%	20.8%
08/30/2000	AXA Financial Inc	AXA-UAP SA	45.3%	11,189	3.65x	54.63	4.6%	9.8%
03/27/2000	Hartford Life	Hartford Fin Svcs Group Inc	19.6%	1,325	2.54x	50.50	18.7%	40.3%
03/21/2000	Travelers Property Casualty	Citigroup Inc	15.0%	2,449	1.82x	41.95	24.3%	39.3%
01/19/2000	Conning & Company	Metropolitan Life Insurance Co	39.0%	95	1.79x	12.50	30.8%	38.9%
				Mean	**1.70x**		**23.8%**	**28.8%**
				Median	**1.44x**		**22.6%**	**29.2%**

Note: Data set consists of insurance minority buyout transactions since 2000 globally
(1) Transaction pending
Source: Company filings, Thomson, Capital IQ, FactSet

Greenhill

20

1. Overview of the Proposed Transaction

2. Outlook for Wesco as a Standalone Company

3. Preliminary Valuation of Wesco

4. Berkshire Class B Share Considerations

Berkshire Overview

Summary Market Statistics

($ in millions, except per share data)		
Class A Share Price as of 2/3/11		$124,600.00
Discount to 52-week high		*0.8%*
Class B Share Price as of 2/3/11		$83.02
Discount to 52-week high		*0.8%*
Shares Oustanding (mm)		
Class A		0.96
Class B		1,037.80
Market Capitalization		**$205,295**
Debt		58,663
Cash		(34,461)
Minority Interest		4,926
Enterprise Value		**$234,423**
	Calender Year Ending 12/31	
	2011E	2012E
EV/ Revenue	1.71x	1.66x
P/E	18.5x	18.5x
P/B (9/30/10)		1.4x

Company Overview

- Berkshire Hathaway is a holding company with over 50 subsidiaries engaged in a broad range of businesses including:
  - Insurance (70 domestic and foreign-based insurance entities)
  - Finance and Financial Products
  - Railroad, Utilities and Energy
  - Manufacturing, Service and Retail
- Berkshire also functions similarly to a mutual fund, holding large investment stakes in many companies
  - The after-tax fair market value of Berkshire's investment portfolio represents approximately 44% of Berkshire's market capitalization
  - Manages a derivative portfolio with a notional value of approximately $63 billion
- 257,000 employees as of December 31, 2009 (Includes 35,000 BNSF employees)
- Corporate headquarters in Omaha, Nebraska

Senior Management

Name	Age	Position
Warren E. Buffett	80	Chairman & CEO
Charles Munger	86	Vice-Chairman, Chairman & CEO, Wesco
Marc D. Hamburg	60	CFO & SVP, Berkshire
David Sokol	53	Chairman, MidAmerican
Ajit Jain	59	CEO, Reinsurance division
Tony Nicely	67	CEO, GEICO

Investment Portfolio

Investment	After-Tax Fair Value [2]	% of After-Tax Fair Value
($ in millions)		
Fixed Maturity Securities	$ 35,937	39.7%
Other Equity Securities	25,714	28.4%
The Coca-Cola Company	10,143	11.2%
Wells Fargo & Company	8,709	9.6%
American Express Company	5,609	6.2%
The Procter & Gamble Company	4,338	4.8%
Total	**$ 90,450**	**100.0%**

Derivative Contract	Gain / (Loss) YTD 2010	Gain / (Loss) YTD 2009
($ in millions)		
Equity Index Options	$ (2,319)	$ 2,010
Credit Default Obligations	407	483
Other	1	79
Total	**$ (1,911)**	**$ 2,572**

(1) Based on I/B/E/S consensus estimates as of 2/3/2011
(2) Calculated as pre-tax fair value less taxes on capital gain (difference between pre-tax fair value and cost basis), assuming capital gains tax rate of 15.0%
Source: Company Filings, I/B/E/S consensus estimates, Bloomberg

Greenhill

22

Berkshire Summary Financials

Historical and Projected Summary Financials

Net Earnings per Class B Share



'04A-'09A CAGR: 1.8%
'10E-'12E CAGR: 0.6%
$3.17
$3.69
$4.76
$5.70
$2.15
$3.46
$4.43
$4.48
$4.48
2004A
2005A
2006A
2007A
2008A
2009A
2010E
2011E
2012E

Book Value per Class B Share



'04A-'09A CAGR: 8.6%
'10E-'12E CAGR: 7.3%
$37.22
$39.58
$46.85
$52.01
$47.02
$56.32
$62.64
$67.69
$72.07
2004A
2005A
2006A
2007A
2008A
2009A
2010E
2011E
2012E

Total Revenues

($ in billions)



'04A-'09A CAGR: 8.6%
'10E-'12E CAGR: 2.9%
$74.4
$81.7
$98.5
$118.2
$107.8
$112.5
$133.2
$137.3
$141.1
2004A
2005A
2006A
2007A
2008A
2009A
2010E
2011E
2012E

Net Earnings Attributable to Berkshire

($ in billions)



'04A-'09A CAGR: 2.0%
'10E-'12E CAGR: 0.6%
$7.3
$8.5
$11.0
$13.2
$5.0
$8.1
$11.0
$11.1
$11.1
2004A
2005A
2006A
2007A
2008A
2009A
2010E
2011E
2012E

Source: Company Filings, I/B/E/S consensus estimates as of 2/3/2011

Greenhill
23

Berkshire Class B Historical Stock Price Performance



$100.00
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
2000
2002
2003
2004
2005
2006
2007
2008
2009
2010
$83.02
9/11/01: September 11th terrorist attacks in New York City
1/21/02: Acquires remaining 12.75% of Shaw Industries not already owned by Berkshire
4/1/03: Announces acquisition of Clayton Homes for $12.50 per share or approx. $1.7bn
12/14/04: Bill Gates, Founder and Chairman of Microsoft, elected as a Director
9/19/05: Hurricane Katrina strikes the Gulf Coast
6/25/06: Warren Buffett pledges $31 billion of personal fortune to the Gates Foundation
12/25/07: Announces acquisition of 60% of Marmon Holdings for approx. $4.5bn
1/1/08: Swiss Re quota share put into place for Wes-FIC
9/24/08: Announces $5bn investment in Goldman Sachs
2/5/09: Announces $3bn investment in Swiss Re
11/3/09: Announces acquisition of BNSF for approx. $44bn
1/20/10: Splits Berkshire Class B shares 50-for-1
8/26/10: Announces proposal to acquire remaining 19.9% of Wesco not already owned by Berkshire
10/25/10: Announces Todd Combs to join Berkshire to manage a portion of Berkshire's investment portfolio

Summary of Share Structure

- Corporation authorized to issue 1,650,000 Class A shares and 3,225,000,000 Class B shares
- Each Class A share may be converted into 1,500 Class B shares at option of holder, without payment of consideration
  - Class A share price of $124,600.00 as of 2/3/2011
  - Class B share price of $83.02 as of 2/3/2011
- One vote per Class A share; 1/10,000th of one vote per Class B share

Greenhill
24

Berkshire Class B Historical Valuation Multiples

Actual and Relative (to the S&P) Price-to-Book Value Multiples

Price-to-book is an imperfect valuation metric for the S&P 500 given that a number of the companies in the S&P 500 do not trade on book value and have high price-to-book multiples That said, Berkshire’s current price-to-book multiple is 59.6% of the S&P 500’s current price-to-book multiple and has averaged 59.1% over the last 10 years Berkshire is currently valued at a 1.37x price-to-book multiple relative to a 1.59x average over the last 10 years

Price /

Book

10-Year Average

1.59x

5-Year Average

1.47x

3-Year Average

1.40x

1-Year Average

1.36x

Current

1.37x

Price-to-Book Value

Price-to-Book Multiple

Price-to-Book Relative to S&P 500

2.5x

100%

2.0x

75%

Average: 1.59x

1.5x

59.6%

1.37x

50%

1.0x

25%

0.5x

0.0x

0%

2001

2002

2003

2004

2005

2006

2007

2008

2009

2010

Berkshire Price-to-Book

Source: SNL Financial, Capital IQ

Berkshire Class B Historical Valuation Multiples

Actual and Relative (to the S&P) Price-to-Tangible Book Value Multiples

Price-to-tangible book is an imperfect valuation metric for the S&P 500 given that a number of the companies in the S&P 500 do not trade on tangible book value and have high price-to-tangible book multiples That said, Berkshire’s current price-to-tangible book multiple is 43.8% of the S&P 500’s current price-to-tangible book multiple compared to 45.0% over the last 10 years Berkshire is currently valued at a 2.04x price-to-tangible book multiple relative to a 2.31x average over the last 10 years

Price /

Tangible

Book

10-Year Average

2.31x

5-Year Average

2.09x

3-Year Average

1.99x

1-Year Average

2.00x

Current

2.04x

Price-to-Tangible Book Value

Price-to-Tangible Book Multiple Price-to-Tangible Book Relative to S&P 500

3.5x

100.0%

3.0x

75.0%

2.5x

Average: 2.31x

2.0x

2.04x

50.0%

1.5x

1.0x

25.0%

0.5x

0.0x

0.0%

2001

2002

2003

2004

2005

2006

2007

2008

2009

2010

Berkshire Price-to-Tangible Book

Source: SNL Financial, Capital IQ

Equity Research Perspectives on Class B Shares

Berkshire Hathaway is covered by six analysts, while firms in the Dow Jones Industrial Average are covered by 29 analysts on average

Ratings Summary

Class B

Date

Firm Name

Rec.

Price

01/24/11

Edward Jones

Hold

01/24/11

Stifel Nicolaus

Sell

01/04/11

Barclays Capital

Hold

$88.00

11/08/10

KBW

Hold

$84.67

11/08/10

Macquarie

Hold

$90.00

9/18/10

EVA Dimensions

Sell

Average Analyst Price Target:

$87.56

Current Price:

83.02

Implied Upside:

$4.54

Equity Research Analyst Ratings Distribution and Berkshire Class B Price Performance (1)

100%

$105.00

$95.00

80%

$85.00

60%

$83.02

$75.00

40%

$65.00

20%

$55.00

0%

$45.00

Feb-08

Jun-08

Oct-08

Feb-09

Jun-09

Oct-09

Feb-10

Jun-10 Oct-10

Feb-11

Buy

Hold

Sell

Share Price

Class B Share price

% of total recommendations

(1)	Excludes Edward Jones and EVA Dimensions Source: Bloomberg, FactSet

Historical Exchange Ratio Analysis

Berkshire Class B Shares per Wesco Share

Wesco Share Price Divided by Berkshire Class B Share Price

Beta (2)

Wesco

0.545

Berkshire Class B Shares

0.621

Quarterly Growth in Book Value Per Share and Dividends Since 1996

12.7%

6.9%

Berkshire Class B Wesco

Historical Average

Exchange Ratio

Since BRK.B Began Trading (1)

6.5x

10-Year Average

5.8x

5-Year Average

5.2x

3-Year Average

4.7x

1-Year Average

4.5x

Current

4.6x

12.0x 11.0x 10.0x 9.0x 8.0x 7.0x 6.0x

5.0x 4.0x

3.0x 1996

1997 1999 2000 2002 2004 2005 2007 2008 2010

(1)	Berkshire Class B shares began trading on 5/9/1996
(2)	Represents Bloomberg Raw Beta calculated for the period from 5/9/1996 to 2/3/2011 Source: FactSet

6.5x

Valuation Matrix for Class B Shares

52-Week Low Share Price (6/7/2010) Current Share Price (2/3/2011)

52-Week High Share Price (11/5/2010)

Consensus Equity Research Price Target (as of 2/3/2011)

Implied Price Based on 10-Year Average Price-to-Tangible Book Value

Implied Price Based on 10-Year Average Price-to-Book Value

Price as a Multiple of:

Class B

Equity Value

Reported Book

Tangible Book Value

2011E EPS

Share Price

($ in mm)(1)

Value Per Share

Per Share

$70.04 $173,197.3 15.6x 1.16x 1.72x 72.00 178,044.1 16.1x 1.19x 1.77x 74.00 182,989.8 16.5x 1.22x 1.82x 76.00 187,935.4 17.0x 1.26x 1.87x 78.00 192,881.1 17.4x 1.29x 1.92x 80.00 197,826.8 17.9x 1.32x 1.97x 82.00 202,772.4 18.3x 1.35x 2.02x 83.02 205,294.7 18.5x 1.37x 2.04x 83.72 207,025.7 18.7x 1.38x 2.06x 84.00 207,718.1 18.7x 1.39x 2.07x 86.00 212,663.8 19.2x 1.42x 2.12x 87.56 216,521.4 19.5x 1.45x 2.15x 88.00 217,609.4 19.6x 1.45x 2.17x 90.00 222,555.1 20.1x 1.49x 2.22x 92.00 227,500.8 20.5x 1.52x 2.26x 93.97 232,360.1 21.0x 1.55x 2.31x 94.00 232,446.5 21.0x 1.55x 2.31x 96.00 237,392.1 21.4x 1.59x 2.36x 96.29 238,110.5 21.5x 1.59x 2.37x

(1) Equity Value calculated as Class B Share Price multiplied by weighted average Class B Shares Outstanding Source: FactSet, SNL Financial, Capital IQ